UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 25, 2006

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Koch Road, Suite J, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 25, 2006, Restoration Hardware, Inc. (the “Company”), issued a press release announcing its financial results for the first quarter ended April 29, 2006. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

EBITDA for the first quarter of fiscal 2006 was $1.7 million as compared to negative $200,000 in the same period in fiscal 2005. EBITDA for the first quarter of fiscal 2006 excluding the non-cash charge of $900,000 associated with the expensing of stock options as required by SFAS 123R was $2.6 million.

EBITDA and EBITDA excluding the impact of SFAS 123R are non-GAAP financial measures. The Company believes that the use of these financial measures allow management and investors to evaluate and compare the Company’s operating results in a more meaningful and consistent manner. EBITDA is a widely used financial metric to assess cash flow. The most closely analogous GAAP financial measure to both EBITDA and EBITDA excluding the impact of SFAS 123 is net (loss) income. The Company’s net loss for the first quarter of fiscal 2006 was $4.9 million and the Company’s net loss for the first quarter of fiscal 2005 was $3.1 million.

“EBITDA” consists of earnings before interest, taxes, depreciation and amortization.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press release, issued May 25, 2006, regarding the registrant’s financial results for the first quarter ended April 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Dated: May 25, 2006	By:	/s/ Chris Newman
Chris Newman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, issued May 25, 2006, regarding the registrant’s financial results for the first quarter ended April 29, 2006.